EXHIBIT 99.1

Provident Financial Services, Inc. Receives FDIC and New Jersey Department of Banking and Insurance Approvals for its Merger with Lakeland Bancorp, Inc.
Iselin, N.J. and Oak Ridge, N.J., March 25, 2024 – Provident Financial Services, Inc. (NYSE:PFS) (“Provident”), the parent company of Provident Bank, and Lakeland Bancorp, Inc. (Nasdaq: LBAI) (“Lakeland”), the parent company of Lakeland Bank, today announced receipt of regulatory approvals from the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance for Provident and Lakeland to complete their previously announced merger.  With these approvals, the only pending regulatory approval required to complete the merger is the approval of the Board of Governors of the Federal Reserve System.
Upon completion of the merger, the combined company will operate under the Provident name and will benefit from enhanced scale, and opportunities for growth and profitability.  Provident’s and Lakeland’s complementary strengths will provide exceptional service to customers and communities served.
“We are very pleased to be closer to combining our two great banks to create a top-tier super-community bank.  This merger will afford us greater opportunity to serve the financial needs of our customers and communities, and to continue to expand and grow our product offerings,” said Anthony Labozzetta, President and CEO of Provident Bank. “The combination of our two organizations gives me great pride as we bring together top talent and leadership under one team,” said Thomas J. Shara, Lakeland’s President and CEO.
The regulatory approvals contain certain conditions and commitments, including that Provident raise $200 million of Tier 2 qualifying subordinated debt prior to completion of the merger.  Provident intends to satisfy this condition prior to completing the merger.
Further, for a period of three years following completion of the merger, Provident Bank will be required to maintain a Tier 1 capital to total assets leverage ratio of at least 8.5% and a total capital to risk-based assets ratio of at least 11.25%.  In addition, Provident Bank will maintain its ratio of commercial real estate loans to total capital and reserves at or below the levels set forth in the three-year projections supporting its regulatory applications.  Provident Bank will also be obligated to develop an action plan, subject to FDIC approval, to improve home mortgage applications from and originations to all demographic populations within the combined bank’s reasonably expected market area.  In connection with these approvals, Provident and Lakeland expect to agree that the combined board of directors will consist of nine directors from Provident and five directors from Lakeland.
The two companies also expect to extend their merger agreement to June 30, 2024, to provide time to receive the remaining regulatory approval and to complete the subordinated debt issuance.

The merger is expected to be completed in the second calendar quarter, subject to the receipt of approval for the merger from the Board of Governors of the Federal Reserve System, completion of the debt issuance and satisfaction of customary closing conditions.
About Provident
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering “commitment you can count on” since 1839.  Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Queens and Nassau Counties in New York.  The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.
About Lakeland
Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc., which had $11.14 billion in total assets at December 31, 2023.  With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services.  Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services.  Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions.  Lakeland is proud to be recognized as New Jersey’s Best-In-State Bank by Forbes and Statista for the fifth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ.
Additional Information About the Subordinated Debt Issuance

It is expected that the subordinated debt to be offered will be issued pursuant to a prospectus supplement and an accompanying base prospectus filed as part of Provident’s effective shelf registration statement on Form S-3 (File No. 333- 275213).
Before considering an investment, investors should read the prospectus in that registration statement and other documents filed, or to be filed, with the Securities and Exchange Commission (the “SEC”) for more complete information about the issuer and the offering. A copy of the prospectus, and when available, the prospectus supplement, are available without charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of the prospectus, and when available, the prospectus supplement, may be requested by calling Provident at 732-590-9300 or by contacting: Piper Sandler & Co. by telephone at (866) 805-4128 or by email at fsgsyndicate@psc.com, or by emailing Keefe, Bruyette & Woods at USCapitalMarkets@kbw.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the subordinated debt, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Provident’s and Lakeland’s beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the raising of $200 million of Tier 2 qualifying subordinated debt (the “Offering”) and the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.
Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the Offering and the proposed transaction.
Additionally, forward‐looking statements speak only as of the date they are made; Provident and Lakeland do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.  Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Provident and Lakeland.  Such statements are based upon the current beliefs and expectations of the management of Provident and Lakeland and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements.  The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Provident or Lakeland; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received, the Offering is not completed on a timely basis or at all or other conditions to the closing are not satisfied on a timely basis or at all, or regulatory or other approvals are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Provident and Lakeland to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the Offering or the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that any condition imposed or commitment entered into in connection with regulatory approvals for the proposed transaction cannot be satisfied; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Provident and Lakeland do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Lakeland’s operations and those of Provident; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Provident’s and Lakeland’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Provident’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Provident and Lakeland to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; the ability of Provident to complete the Offering on expected terms or at all; and risks related to the potential impact of general economic, political and market factors on the companies, the Offering or the proposed transaction and other factors that may affect future results of Provident and Lakeland; uncertainty as to the impacts of natural disasters or health epidemics on Provident, Lakeland and the proposed transaction; and the other factors discussed in the “Risk Factors” section of each of Provident’s and Lakeland’s Annual Report on Form 10‐K for the year ended December 31, 2023, and in other reports Provident and Lakeland file with the SEC.